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                                                                 Exhibit 10.23








                                                     February 13, 1998


Mr. Stephen R. Adler
39 Broadacre Drive
Mt. Laurel, NJ  08054

Dear Steve,

         Supplementing the terms of your Employment Agreement with Sybron Chemicals Inc. (the "Company"), this will confirm that, in the event there shall be a Change in Control (as hereinafter defined) and thereafter your employment with the Company terminates within 18 months Without Cause (as hereinafter defined), you shall be entitled, in lieu of any other severance pay, to a lump sum payment equal to your annual base salary then in effect plus your target bonus, payable no later than 30 days after your employment with the Company so terminates.

         Termination of your employment with the Company Without Cause shall mean (a) termination by the Company without Cause (as defined in your Employment Agreement with the Company), or (b) termination by you by reason of (i) the Company's failure to make any of the payments, or provide any of the material benefits (or their equivalent), under the terms of your Employment Agreement with the Company, or (ii) a material adverse change in your position or in the scope of your duties and responsibilities.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) sale or disposal of substantially all of the assets of the Company, or (ii) the date any entity, person or group, within the meaning the Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or Citicorp, or any of their subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of (a) the Company's Common Stock, or (b) the Common Stock of the Company resulting from the merger or consolidation of the Company with or into any other entity.





Page Two
S. R. Adler
February 13, 1998





         If the above correctly reflects our understanding, please so indicate by signing in the space provided below for such purpose.

                                         Sincerely,



                                         Richard M. Klein
                                         President and Chief Executive Officer
                                         Sybron Chemicals Inc.

RMK/me

AGREED:



_______________________________
Stephen R. Adler


Date:___________________________

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